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                                  SCHEDULE 14C
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                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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                             AXA PREMIER FUNDS TRUST

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            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                             AXA PREMIER FUNDS TRUST

                     SUPPLEMENT DATED AUGUST 12, 2002 TO THE
               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                DATED DECEMBER 14, 2001, AS REVISED APRIL 3, 2002
                                       AND
                              INFORMATION STATEMENT

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                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectus and Statement of Additional Information of AXA Premier Funds Trust ("Trust"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about a new investment adviser for the AXA Premier Small/Mid Cap Growth Fund ("Small/Mid Growth Fund") and the AXA Premier Small/Mid Cap Value Fund ("Small/Mid Value Fund"), respectively.

The Equitable Life Assurance Society of the United States ("Equitable") serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust's shares and are located at 1290 Avenue of the Americas, New York, NY 10104. Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the SEC to permit it and the Trust's Board of Trustees to select and replace investment sub-advisers for the Trust ("Advisers") and to amend the advisory agreements between Equitable and the Advisers without obtaining shareholder approval. Accordingly, Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a special meeting of the Board of Trustees of the Trust held on August 1, 2002, the Board of Trustees, including the Trustees who are not "interested persons" of the Trust, the Investment Manager, the Advisers or the Distributors (as that term is defined in the Investment Company Act of 1940, as amended) ("Independent Trustees"), unanimously approved the Investment Manager's proposal to (1) replace MFS Investment Management as an Adviser to an allocated portion of the Small/Mid Growth Fund with Provident Investment Counsel, Inc. ("Provident" or "New Adviser") and (2) replace The Boston Company Asset Management, LLC as an Adviser to an allocated portion of the Small/Mid Value Fund with Wellington Management Company, LLP ("Wellington Management" or "New Adviser). The other current Advisers of the funds, Alliance Capital Management L.P. and RS Investment Management, L.P. for the Small/Mid Growth Fund and AXA Rosenberg Investment Management LLC and TCW Investment Management Company for the Small/Mid Value Fund, each of which has served as an Adviser to an allocated portion of its respective fund since its inception, will continue to manage such portion of the fund. Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of each fund between the Advisers.

FACTORS CONSIDERED BY THE BOARD

In approving each New Adviser, the Board of Trustees considered certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by the New Adviser to the fund; (ii) the New Adviser's investment approach, including the extent to which the New Adviser's investment style compares to, or correlates with, those of the other Advisers for the fund; (iii) the structure of the New Adviser and its ability to provide services to the fund, based on its financial condition as well as the credentials and investment experience of its

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personnel; (iv) the New Adviser's investment process and its historical performance records; (v) a comparison of the New Adviser's advisory fee with those of other potential advisers as well as the other Advisers for the fund; and (vi) indirect costs and benefits of the New Adviser serving as an Adviser to the fund, including costs associated with the transition of assets from the prior Adviser to the New Adviser. In connection with this consideration, the Board of Trustees determined that the Investment Advisory Agreement between the Investment Manager and each New Adviser with respect to its respective fund was in the best interests of the fund and its shareholders. As a result of the Board of Trustees' determination, effective August 15, 2002, each New Adviser became an Adviser to its respective fund.

INFORMATION REGARDING THE INVESTMENT ADVISORY AGREEMENTS

The terms of the new Investment Advisory Agreement between Equitable and each New Adviser for the respective fund are substantially similar to those of the old advisory agreement between Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for an initial two-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. Each agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the fund, on sixty days' written notice to Equitable and the New Adviser, or by Equitable or the New Adviser on sixty days' written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between Equitable and the Trust is assigned or terminated for any other reason.

Each agreement also generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to the fund, except that nothing in the agreement limits the New Adviser's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the allocated portion of the fund advised by the New Adviser, if such statement or omission was made in reliance upon information furnished by the New Adviser to Equitable or the Trust.

INFORMATION REGARDING NEW ADVISER FOR SMALL/MID GROWTH FUND

As one of the Advisers to the Small/Mid Growth Fund, Provident anticipates that the allocated portion of the Small/Mid Growth Fund advised by Provident ("Provident Allocated Portion") generally will be invested in a diversified portfolio of equity securities of U.S. small- and mid-capitalization companies with a market capitalization between $100 million and $7 billion at the time of investment. In seeking to provide long-term growth of capital, Provident emphasizes the use of intensive company research and a bottom-up security selection process. Provident seeks companies that have displayed exceptional sales growth, profitability, market share, return on equity and reinvestment rates. Provident finds that companies with significant management goals, plans and controls and leading proprietary positions in given market niches are particularly attractive. Provident also assesses the valuation of each company relative to its industry, earnings growth and the market in general. Provident may sell a company stock for a variety of reasons, such as because it becomes overvalued or the company's fundamentals deteriorate. The principal risks of investing in the Small/Mid Growth Fund are listed in the Trust Prospectus under the heading "Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust Prospectus.

The day-to-day investments for the Provident Allocated Portion will be made by a team of investment professionals led by Evelyn Lapham and John Yoon. Ms. Lapham and Mr. Yoon are Senior Vice Presidents and portfolio managers with research responsibilities and have been with Provident since December 1997 and July 1995, respectively.

For its services to the Small/Mid Growth Fund, Provident receives an advisory fee based on the Provident Allocated Portion as follows: 0.50% of the Provident Allocated Portion's average daily net assets up to and including $50 million, 0.45% of the Provident Allocated Portion's average daily net assets in excess of $50 million and up to and

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including $200 million and 0.40% of the Provident Allocated Portion's average daily net assets in excess of $200 million. For purposes of calculating the advisory fee payable to Provident, net assets of the Provident Allocated Portion will be combined with Provident's allocated portion of AXA Premier VIP Small/Mid Cap Growth Portfolio, an affiliated fund for which Provident also serves as an investment sub-adviser. The management fee for the Small/Mid Growth Fund will not change as a result of appointing Provident as an Adviser to the fund. Provident currently does not manage other comparable funds.

Provident, a Massachusetts corporation, is a wholly-owned subsidiary of Old Mutual Asset Managers (US) LLC. The principal offices of Provident are located at 300 North Lake Avenue, Pasadena, California 91101-4106. Provident manages portfolios for corporate, government, mutual fund and individual clients, primarily specializing in the management of U.S. equities and cash. As of June 30, 2002, Provident managed approximately $6.3 billion in assets under management, of which approximately $490 million are in the mid-cap growth discipline.

The Chairman of the Board of Provident is Thomas M. Mitchell. The other executive officers of Provident are: Thomas J. Condon, John M. Corby, Aaron W. Eubanks, Donald E. Evenson, Lauro F. Guerra, George E. Handtmann, Robert M. Kommerstad, Jeffrey J. Miller, Scott F. Powers, Larry D. Tashjian, Harlan H. Thompson, William T. Warnick and F. Brown Windle. The address for each of the foregoing is 300 North Lake Avenue, Pasadena, California 91101-4106.

INFORMATION REGARDING NEW ADVISER FOR SMALL/MID VALUE FUND

As one of the Advisers to the Small/Mid Value Fund, Wellington Management anticipates that the allocated portion of the Small/Mid Value Fund advised by Wellington Management ("Wellington Management Allocated Portion") generally will be invested in a diversified portfolio of equity securities of U.S. small- and mid-capitalization companies with a market capitalization between $100 million and $7 billion at the time of investment. In seeking to provide long-term growth of capital, Wellington Management employs a value-oriented investment style that emphasizes companies deemed to be currently undervalued according to certain financial measurements, such as price-to-earnings (P/E) and P/E to growth ratios and that provide high total return potential. Wellington Management's bottom-up, research driven investment process focuses on finding individual companies whose fundamental value is perceived to be misunderstood, including those companies that Wellington Management believes to have attractive prospects but that are currently out of favor. Wellington Management may sell a company's stock for a variety of reasons, such as full valuations or deteriorating company fundamentals. The principal risks of investing in the Small/Mid Value Fund are listed in the Trust Prospectus under the heading "Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust Prospectus.

The day-to-day investments for the Wellington Management Allocated Portion will be made by a team led by James N. Mordy, a Senior Vice President at Wellington Management. Mr. Mordy joined Wellington Management in 1985 as an investment professional.

For its services to the Small/Mid Value Fund, Wellington Management receives an advisory fee based on the Wellington Management Allocated Portion as follows:
0.55% of the Wellington Management Allocated Portion's average daily net assets up to and including $200 million and 0.45% of the Wellington Management Allocated Portion's average daily net assets in excess of $200 million. For purposes of calculating the advisory fee payable to Wellington Management, net assets of the Wellington Management Allocated Portion will be combined with Wellington Management's allocated portion of AXA Premier VIP Small/Mid Cap Value Portfolio, an affiliated fund for which Wellington Management also serves as an investment sub-adviser. The management fee for the Small/Mid Value Fund will not change as a result of appointing Wellington Management as an Adviser to the fund. For other comparable sub-advisory funds, Wellington Management receives advisory fees at an annual rate that range from 0.75% with breakpoints down to 0.175%.

Wellington Management is a Massachusetts limited liability partnership, which is owned entirely by its 74 partners, all of whom are full-time professional members of the firm. The principal offices of Wellington Management are located at 75 State Street, Boston, Massachusetts 02109. Wellington Management provides investment management and advisory services to mutual fund sponsors, corporations, public and Taft-Hartley retirement plans, government entities, eleemosynary institutions and insurance companies. As of June 30, 2002, Wellington Management had

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approximately $312 billion in assets under management, of which approximately
$1.3 billion are in the mid-cap value discipline.

The managing partners of Wellington Management are Duncan M. McFarland, Laurie
A. Gabriel and John R. Ryan. Members of Wellington Management's Executive Committee are Laurie A. Gabriel, John H. Gooch, George C. Lodge, Jr., Duncan M. McFarland, James N. Mordy, John R. Ryan, Theodore Shasta, Gene R. Tremblay and Clare Villari. The address for each of the foregoing is 75 State Street, Boston, Massachusetts 02109.

                                    * * * * *

As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each fund. As of July 31, 2002, the Trustees and Officers of the Trust owned shares entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of the Small/Mid Growth Fund and the Small/Mid Value Fund, respectively. As of July 31, 2002, (i) Equitable held of record 601,000 shares of each of the Small/Mid Growth Fund and the Small/Mid Value Fund, respectively, representing 48.6% and 42.8% of the outstanding shares of the Small/Mid Growth Fund and the Small/Mid Value Fund, respectively, and (ii) Donaldson Lufkin Jenrette Securities Corporation Inc. held of record 131,494 shares and 133,363 shares of the Small/Mid Growth Fund and the Small/Mid Value Fund, respectively, representing 10.6% and 9.5% of the outstanding shares of the Small/Mid Growth Fund and the Small/Mid Value Fund, respectively.


    PLEASE WRITE TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                FOR A COPY OF THE TRUST'S 2002 SEMI-ANNUAL REPORT